EXHIBIT 99.1

HEICO Corporation Reports 20% Growth in Adjusted Net Income and Adjusted Diluted Earnings per Share of 49 Cents for the First Quarter of Fiscal 2016; Full Year Fiscal 2016 Net Sales and Net Income Growth Estimates Raised

1st Quarter Adjusted Net Income up 20% on Net Sales Increase of 14% and Adjusted Operating Income Increase of 20%

HOLLYWOOD, Fla. and MIAMI, Feb. 25, 2016 (GLOBE NEWSWIRE) -- HEICO CORPORATION (NYSE:HEI.A) (NYSE:HEI) today reported that adjusted net income increased 20% to $33.2 million, or 49 cents per diluted share, in the first quarter of fiscal 2016, up from $27.6 million, or 41 cents per diluted share, in the first quarter of fiscal 2015.

Adjusted operating income increased 20% to $55.8 million in the first quarter of fiscal 2016, up from $46.4 million in the first quarter of fiscal 2015.  The Company's adjusted operating margin increased to 18.2% in the first quarter of fiscal 2016, up from 17.3% in the first quarter of fiscal 2015.

The adjusted results above exclude the impact of $3.2 million of pre-tax acquisition costs which the Company incurred in connection with a fiscal 2016 acquisition.  These are one-time nonrecurring costs.  A reconciliation between GAAP and Non-GAAP financial measures is provided at the end of this press release.

Net sales increased by 14% to $306.2 million in the first quarter of fiscal 2016, up from $268.2 million in the first quarter of fiscal 2015.

Consolidated Results

Laurans A. Mendelson, HEICO’s Chairman and CEO, commented on the Company's first quarter results stating, "Our first quarter year-over-year growth principally reflects the impact of our profitable fiscal 2015 and 2016 acquisitions, overall moderate organic growth within the Electronic Technologies Group and increased demand for certain products within the Flight Support Group's specialty products and aftermarket replacement parts product lines.

Cash flow provided by operating activities was very strong, increasing 53% to $45.2 million in the first quarter of fiscal 2016, representing 144% of net income, as compared to $29.5 million in the first quarter of fiscal 2015.

Our net debt to shareholders' equity ratio was a low 61.3% as of January 31, 2016, with net debt (total debt less cash and cash equivalents) of $565.0 million principally incurred to fund acquisitions in fiscal 2016 and 2015.  We have no significant debt maturities until fiscal 2019 and plan to utilize our financial flexibility to aggressively pursue high quality acquisition opportunities, such as our recently completed acquisition of Robertson Fuel Systems, to accelerate growth and maximize shareholder returns.

As we look ahead to the remainder of fiscal 2016, we anticipate overall moderate organic growth within the Flight Support Group resulting from increased demand across all product lines.  Additionally, we expect overall moderate organic growth within the Electronic Technologies Group resulting from increased net sales for the majority of our products.  During the remainder of fiscal 2016, we plan to continue our focus on new product development, further market penetration, executing our disciplined acquisition strategies and maintaining our financial strength.

Based on our current economic visibility, we are increasing our estimated consolidated fiscal 2016 year-over-year growth in net sales to 14% - 16% and GAAP net income to 10% - 13%, up from prior growth estimates in both net sales and net income of 8% - 10%, with our consolidated operating margin approximating 18.5% - 19.0%.  Additionally, we anticipate depreciation and amortization expense of approximately $63 million, capital expenditures to approximate $32 million and cash flow from operations to approximate $220 million representing a 10% increase over our prior estimate of $200 million."

Flight Support Group

Eric A. Mendelson, HEICO's Co-President and President of HEICO's Flight Support Group, commented on the Flight Support Group's first quarter results stating, "We are pleased to report strong contributions from our fiscal 2015 acquisitions in addition to moderate organic growth within the Flight Support Group's specialty products and aftermarket replacement parts product lines.

The Flight Support Group's net sales increased 12% to $204.6 million in the first quarter of fiscal 2016, up from $182.1 million in the first quarter of fiscal 2015.  The increase mostly reflects net sales contributed by our fiscal 2015 acquisitions as well as additional net sales from our specialty products and aftermarket replacement parts product lines principally from increased demand and new product offerings.  These increases were partially offset by lower organic net sales from our repair and overhaul services product line.  Our repair and overhaul services product line was adversely impacted by the mix of products repaired during the first quarter of fiscal 2016, which required less extensive repair and overhaul services, in addition to softer demand from our South American market.  The Flight Support Group experienced overall organic growth of 1% in the first quarter of fiscal 2016.  Excluding the net sales decrease in our repair and overhaul services product line, the Flight Support Group experienced organic revenue growth of 6% in the first quarter of fiscal 2016.

The Flight Support Group's operating income increased 16% to $35.5 million in the first quarter of fiscal 2016, up from $30.7 million in the first quarter of fiscal 2015.  The increase is mainly attributed to the previously mentioned net sales growth and a more favorable product mix within our specialty products and aftermarket replacement parts product lines.  These increases were  partially offset by the previously mentioned decrease in net sales and a less favorable product mix within our repair and overhaul services product line, an increase in amortization expense of intangible assets recognized in connection with the fiscal 2015 acquired businesses and higher performance-based compensation expense.

The Flight Support Group's operating margin increased to 17.3% in the first quarter of fiscal 2016, up from 16.9% in the first quarter of fiscal 2015.  The increase principally reflects the previously mentioned more favorable product mix in our specialty products and aftermarket replacement parts products lines, partially offset by the increase in amortization expense of intangible assets and higher performance-based compensation expense.

With respect to the remainder of fiscal 2016, we continue to estimate the Flight Support Group’s full year net sales growth to be between 8% - 10% and the full year Flight Support Group operating margin to approximate that of fiscal year 2015.”

Electronic Technologies Group

Victor H. Mendelson, HEICO's Co-President and President of HEICO’s Electronic Technologies Group, commented on the Electronic Technologies Group's first quarter results stating, "We are pleased to report another quarter with year-over-year growth in net sales and operating income driven principally by overall moderate organic growth stemming from improved demand for certain of our space and defense products and the favorable impact from our fiscal 2016 acquisitions.

The Electronic Technologies Group's net sales increased 17% to $104.2 million in the first quarter of fiscal 2016, up from $89.2 million in the first quarter of fiscal 2015.  The increase mostly reflects net sales contributed by our fiscal 2016 and 2015 acquisitions as well as organic growth of 4% principally resulting from increased demand for certain space and defense products.

The Electronic Technologies Group's operating income increased 15% to $22.3 million in the first quarter of fiscal 2016, up from $19.4 million in the first quarter of fiscal 2015.  The increase is mainly attributed to the previously mentioned net sales growth and a more favorable product mix for certain space and defense products, partially offset by an increase in acquisition costs associated with a fiscal 2016 acquisition and an increase in amortization expense of intangible assets recognized in connection with the fiscal 2016 and 2015 acquired businesses.

The Electronic Technologies Group's operating margin was 21.4% and 21.8% in the first quarter of fiscal 2016 and 2015, respectively.  The slight decrease principally reflects the previously mentioned increase in acquisition costs and amortization expense of intangible assets, partially offset by the previously mentioned higher net sales and more favorable product mix for certain space and defense products.

With respect to the remainder of fiscal 2016, we are increasing estimates for the Electronic Technologies Group’s full year net sales growth to between 27% - 30% and the full year operating margin to approximate 24%.”

(NOTE:  HEICO has two classes of common stock traded on the NYSE.  Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects.  The only difference between the share classes is the voting rights.  The Class A Common Stock (HEI.A) has 1/10 vote per share and the Common Stock (HEI) has one vote per share.)

There are currently approximately 40.0 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 26.9 million shares of HEICO's Common Stock (HEI) outstanding.  The stock symbols for HEICO’s two classes of common stock on most websites are HEI.A and HEI.  However, some websites change HEICO's Class A Common Stock trading symbol (HEI.A) to HEI/A or HEIa.

As previously announced, HEICO will hold a conference call on Friday, February 26, 2016 at 9:00 a.m. Eastern Standard Time to discuss its first quarter results.  Individuals wishing to participate in the conference call should dial:  U.S. and Canada (877) 586-4323, International (706) 679-0934, wait for the conference operator and provide the operator with the Conference ID 49115159.  A digital replay will be available two hours after the completion of the conference for 14 days.  To access, dial:  (404) 537-3406, and enter the Conference ID 49115159.

HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense, space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group.  HEICO's customers include a majority of the world's airlines and overhaul shops as well as numerous defense and space contractors and military agencies worldwide in addition to medical, telecommunications and electronics equipment manufacturers.  For more information about HEICO, please visit our website at http://www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies.  HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements as a result of factors including, but not limited to: lower demand for commercial air travel or airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development costs and delay sales; our ability to make acquisitions and achieve operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; economic conditions within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs and revenues; and defense budget cuts, which could reduce our defense-related revenue.  Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

HEICO CORPORATION

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share data)	Three Months Ended January 31,
	2016		2015
Net sales	$306,227		$268,185
Cost of sales	194,031		174,388
Selling, general and administrative expenses	59,575		47,391
Operating income	52,621	(a)	46,406
Interest expense	(1,567)		(1,112)
Other (expense) income	(430)		197
Income before income taxes and noncontrolling interests	50,624		45,491
Income tax expense	14,700		13,400
Net income from consolidated operations	35,924		32,091
Less: Net income attributable to noncontrolling interests	4,653		4,451
Net income attributable to HEICO	$31,271	(a)	$27,640

Net income per share attributable to HEICO shareholders:
Basic	$ .47	(a)	$ .42
Diluted	$ .46	(a)	$ .41

Weighted average number of common shares outstanding:
Basic	66,875		66,595
Diluted	67,940		67,669

	Three Months Ended January 31,
	2016		2015
Operating segment information:
Net sales:
Flight Support Group	$204,576		$182,057
Electronic Technologies Group	104,152		89,221
Intersegment sales	(2,501)		(3,093)
	$306,227		$268,185

Operating income:
Flight Support Group	$35,480		$30,703
Electronic Technologies Group	22,269		19,418
Other, primarily corporate	(5,128)		(3,715)
	$52,621		$46,406

HEICO CORPORATION

Footnotes to Condensed Consolidated Statements of Operations (Unaudited)

(a)  During the first quarter of fiscal 2016, the Company incurred $3.2 million of acquisition costs in connection with a fiscal 2016 acquisition.  These are one-time nonrecurring costs. These expenses, net of tax, decreased net income attributable to HEICO by $2.0 million, or $.03 per basic and diluted share.

HEICO CORPORATION

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)

	January 31, 2016	October 31, 2015
Cash and cash equivalents	$29,886	$33,603
Accounts receivable, net	173,915	181,593
Inventories, net	273,494	243,517
Prepaid expenses and other current assets	46,134	44,899
Total current assets	523,429	503,612
Property, plant and equipment, net	112,686	105,670
Goodwill	863,916	766,639
Intangible assets, net	391,907	272,593
Other assets	89,562	87,873
Total assets	$1,981,500	$1,736,387

Current maturities of long-term debt	$346	$357
Other current liabilities	155,104	168,030
Total current liabilities	155,450	168,387
Long-term debt, net of current maturities	594,575	367,241
Deferred income taxes	110,469	110,588
Other long-term liabilities	107,652	105,618
Total liabilities	968,146	751,834
Redeemable noncontrolling interests	91,136	91,282
Shareholders’ equity	922,218	893,271
Total liabilities and equity	$1,981,500	$1,736,387

HEICO CORPORATION

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended January 31,
	2016	2015
Operating Activities:
Net income from consolidated operations	$35,924	$32,091
Depreciation and amortization	13,921	10,904
Deferred income tax provision	2,276	1,557
Share-based compensation expense	1,680	1,422
Employer contributions to HEICO Savings and Investment Plan	1,417	1,393
Tax benefit from stock option exercises	871	1,407
Excess tax benefit from stock option exercises	(871)	(1,407)
Increase in accrued contingent consideration	847	20
Foreign currency transaction adjustments, net	(839)	(1,374)
Decrease in accounts receivable	12,348	2,082
Increase in inventories	(2,326)	(2,851)
Decrease in current liabilities	(16,632)	(13,148)
Other	(3,449)	(2,641)
Net cash provided by operating activities	45,167	29,455

Investing Activities:
Acquisitions, net of cash acquired	(264,324)	(49,312)
Capital expenditures	(5,690)	(4,254)
Other	474	76
Net cash used in investing activities	(269,540)	(53,490)

Financing Activities:
Borrowings on revolving credit facility, net	228,000	27,696
Cash dividends paid	(5,350)	(4,666)
Distributions to noncontrolling interests	(2,696)	(2,557)
Proceeds from stock option exercises	94	1,516
Excess tax benefit from stock option exercises	871	1,407
Other	(86)	(112)
Net cash provided by financing activities	220,833	23,284

Effect of exchange rate changes on cash	(177)	(1,106)

Net decrease in cash and cash equivalents	(3,717)	(1,857)
Cash and cash equivalents at beginning of year	33,603	20,229
Cash and cash equivalents at end of period	$29,886	$18,372

HEICO CORPORATION

Reconciliation of Non-GAAP Measures (Unaudited)

(in thousands, except per share data)

	Three Months Ended January 31,
	2016	2015
Operating income, as reported	$52,621	$46,406
Acquisition costs	3,151	—
Operating income, as adjusted	$55,772	$46,406

Operating margin, as reported	17.2%	17.3%
Acquisition costs - operating margin adjustment	1.0%	—%
Operating margin, as adjusted	18.2%	17.3%

Net income attributable to HEICO, as reported	$31,271	$27,640
Acquisition costs, net of tax	1,976	—
Net income attributable to HEICO, as adjusted	$33,247	$27,640

Net income per share attributable to HEICO shareholders:
Basic, as reported	$ .47	$ .42
Diluted, as reported	$ .46	$ .41

Basic, as adjusted	$ .50	$ .42
Diluted, as adjusted	$ .49	$ .41

Weighted average number of common shares outstanding:
Basic	66,875	66,595
Diluted	67,940	67,669

Victor H. Mendelson
(305) 374-1745 ext. 7590

Carlos L. Macau, Jr.
(954) 987- 4000 ext.7570